Exhibit 10.4

DEED OF TRUST

WITH FUTURE ADVANCES AND FUTURE OBLIGATIONS

GOVERNED BY SECTION 443.055 RSMO

THE TOTAL PRINCIPAL AMOUNT OF ALL OBLIGATIONS SECURED IS $6,100,000.00

MAXIMUM LIEN. The total principal amount of obligations at any one time which is secured by this Deed of Trust, in addition to any interest and any amounts advanced by Lender for the protection of the security interests granted herein, is $6,100,000.00. This Deed of Trust, including any advances as described above, shall be governed by all provisions of Section 443.055 of the Revised Statutes of Missouri in effect as of the date of this Deed of Trust.

THIS DEED OF TRUST is dated September 30, 2015, among Reliv' International Inc., a Delaware corporation, whose address is 136 Chesterfield Industrial Boulevard, Chesterfield, MO 63005 ("Grantor"); Enterprise Bank & Trust, whose address is St. Peters, 300 St. Peters Centre Boulevard, St. Peters, MO 63376 ("Grantee", referred to below sometimes as "Lender" and sometimes as "Beneficiary"); and Charford, Inc., whose address is 150 North Meramec, Clayton, MO 63105 (referred to below as "Trustee").

CONVEYANCE AND GRANT. For valuable consideration, Grantor does hereby grant, bargain, sell, convey and confirm unto the Trustee for the benefit of Lender as Beneficiary the following described real property, together with all existing or subsequently erected or affixed buildings, improvements and fixtures; all easements, rights of way, and appurtenances; all water, water rights and ditch rights (including stock in utilities with ditch or irrigation rights); all proceeds (including insurance proceeds); and all other rights, royalties, and profits relating to the real property, including without limitation all minerals, oil, gas, geothermal and similar matters, (the "Real Property") located in St. Louis County, State of Missouri:

Adjusted Lot A of the Boundary Adjustment Plat of Lots 2-A and 2-B of The Boundary Adjustment Plat of Lot 2, Lot 3 and Lot 4 of the Resubdivision of Lot 1 of Chesterfield Industrial Park, according to the plat thereof recorded in Plat Book 345 Page(s) 257 of the St. Louis County Records.

The Real Property or its address is commonly known as 136 Chesterfield Industrial Boulevard and 112 Chesterfield Industrial Boulevard, Chesterfield, MO 63005. The Real Property tax identification number is 17U 110 442 and 17U 130 187.

CROSS-COLLATERALIZATION. In addition to the Note, this Deed of Trust secures all obligations, debts and liabilities, plus interest thereon, of either Grantor or Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower and Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Borrower or Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

FUTURE ADVANCES. In addition to the Note, this Deed of Trust secures all future advances made by Lender to Borrower or Grantor whether or not the advances are made pursuant to a commitment. Specifically, without limitation, this Deed of Trust secures, in addition to the amounts specified in the Note, all future obligations of Borrower or Grantor to Lender and all future amounts Lender in its discretion may loan to Borrower or Grantor, together with all interest thereon; however, in no event shall such future advances and obligations (excluding interest) exceed in the aggregate $6,100,000.00.

Grantor presently assigns to Lender (also known as Beneficiary in this Deed of Trust) all of Grantor's right, title, and interest in and to all present and future leases of the Property and all Rents from the Property. In addition, Grantor grants to Lender a Uniform Commercial Code security interest in the Personal Property and Rents.

THIS DEED OF TRUST, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS GIVEN TO SECURE (A) PAYMENT OF THE INDEBTEDNESS AND (B) PERFORMANCE OF ANY AND ALL OBLIGATIONS UNDER THE NOTE, THE RELATED DOCUMENTS, AND THIS DEED OF TRUST. THIS DEED OF TRUST IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

GRANTOR'S REPRESENTATIONS AND WARRANTIES. Grantor warrants that: (a) this Deed of Trust is executed at Borrower's request and not at the request of Lender; (b) Grantor has the full power, right, and authority to enter into this Deed of Trust and to hypothecate the Property; (c) the provisions of this Deed of Trust do not conflict with, or result in a default under any agreement or other instrument binding upon Grantor and do not result in a violation of any law, regulation, court decree or order applicable to Grantor; (d) Grantor has established adequate means of obtaining from Borrower on a continuing basis information about Borrower's financial condition; and (e) Lender has made no representation to Grantor about Borrower (including without limitation the creditworthiness of Borrower).

GRANTOR'S WAIVERS. Grantor waives all rights or defenses arising by reason of any "one action" or "anti-deficiency" law, or any other law which may prevent Lender from bringing any action against Grantor, including a claim for deficiency to the extent Lender is otherwise entitled to a claim for deficiency, before or after Lender's commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale.

PAYMENT AND PERFORMANCE. Except as otherwise provided in this Deed of Trust, Borrower and Grantor shall pay to Lender all Indebtedness secured by this Deed of Trust as it becomes due, and Borrower and Grantor shall strictly perform all their respective obligations under the Note, this Deed of Trust, and the Related Documents.

POSSESSION AND MAINTENANCE OF THE PROPERTY. Borrower and Grantor agree that Borrower's and Grantor's possession and use of the Property shall be governed by the following provisions:

Possession and Use. Until the occurrence of an Event of Default, Grantor may (1) remain in possession and control of the Property; (2) use, operate or manage the Property; and (3) collect the Rents from the Property.

Duty to Maintain. Grantor shall maintain the Property in tenantable condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

Compliance With Environmental Laws. Grantor represents and warrants to Lender that: (1) During the period of Grantor's ownership of the Property, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from the Property; (2) Grantor has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Lender in writing, (a) any breach or violation of any Environmental Laws, (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Property by any prior owners or occupants of the Property, or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters; and (3) Except as previously disclosed to and acknowledged by Lender in writing, (a) neither Grantor nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from the Property; and (b) any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation all Environmental Laws. Grantor authorizes Lender and its agents to enter upon the Property to make such inspections and tests, at Grantor's expense, as Lender may deem appropriate to determine compliance of the Property with this section of the Deed of Trust. Any inspections or tests made by Lender shall be for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Grantor or to any other person. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Property for Hazardous Substances. Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws; and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Deed of Trust or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Grantor's ownership or interest in the Property, whether or not the same was or should have been known to Grantor. The provisions of this section of the Deed of Trust, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the satisfaction and reconveyance of the lien of this Deed of Trust and shall not be affected by Lender's acquisition of any interest in the Property, whether by foreclosure or otherwise.

Nuisance, Waste. Grantor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property. Without limiting the generality of the foregoing, Grantor will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), coal, clay, scoria, soil, gravel or rock products without Lender's prior written consent.

Removal of Improvements. Grantor shall not demolish or remove any Improvements from the Real Property without Lender's prior written consent. As a condition to the removal of any Improvements, Lender may require Grantor to make arrangements satisfactory to Lender to replace such Improvements with Improvements of at least equal value.

Lender's Right to Enter. Lender and Lender's agents and representatives may enter upon the Real Property at all reasonable times to attend to Lender's interests and to inspect the Real Property for purposes of Grantor's compliance with the terms and conditions of this Deed of Trust.

Compliance with Governmental Requirements. Grantor shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property, including without limitation, the Americans With Disabilities Act. Grantor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Grantor has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Property are not jeopardized. Lender may require Grantor to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

Duty to Protect. Grantor agrees neither to abandon or leave unattended the Property. Grantor shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

DUE ON SALE - CONSENT BY LENDER. Lender may, at Lender's option, declare immediately due and payable all sums secured by this Deed of Trust upon the sale or transfer, without Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest in the Real Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property. If any Grantor is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of such Grantor. However, this option shall not be exercised by Lender if such exercise is prohibited by federal law or by Missouri law.

TAXES AND LIENS. The following provisions relating to the taxes and liens on the Property are part of this Deed of Trust:

Payment. Grantor shall pay when due (and in all events prior to delinquency) all taxes, special taxes, assessments, charges (including water and sewer), fines and impositions levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Grantor shall not further encumber the Property or permit or suffer any mechanic's, laborer's, materialman's, statutory or other lien on the Property, except for the lien of taxes and assessments not due and except as otherwise provided in this Deed of Trust.

Right to Contest. Grantor may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as Lender's interest in the Property is not jeopardized. If a lien arises or is filed as a result of nonpayment, Grantor shall within fifteen (15) days after the lien arises or, if a lien is filed, within fifteen (15) days after Grantor has notice of the filing, secure the discharge of the lien, or if requested by Lender, deposit with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender in an amount sufficient to discharge the lien plus any costs and attorneys' fees, or other charges that could accrue as a result of a foreclosure or sale under the lien. In any contest, Grantor shall defend itself and Lender and shall satisfy any adverse judgment before enforcement against the Property. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

Evidence of Payment. Grantor shall upon demand furnish to Lender satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the taxes and assessments against the Property.

Notice of Construction. Grantor shall notify Lender at least fifteen (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic's lien, materialmen's lien, or other lien could be asserted on account of the work, services, or materials and the cost exceeds $5,000.00. Grantor will upon request of Lender furnish to Lender advance assurances satisfactory to Lender that Grantor can and will pay the cost of such improvements.

PROPERTY DAMAGE INSURANCE. The following provisions relating to insuring the Property are a part of this Deed of Trust.

Maintenance of Insurance. Grantor shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all Improvements on the Real Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause in favor of Lender. Grantor shall also procure and maintain comprehensive general liability insurance in such coverage amounts as Lender may request with Trustee and Lender being named as additional insureds in such liability insurance policies. Additionally, Grantor shall maintain such other insurance, including but not limited to hazard, business interruption, and boiler insurance, as Lender may reasonably require. Policies shall be written in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. The Real Property is or will be located in an area designated by the Administrator of the Federal Emergency Management Agency as a special flood hazard area. Grantor agrees to obtain and maintain Federal Flood Insurance, if available, for the full unpaid principal balance of the loan and any prior liens on the property securing the loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the loan.

Application of Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Property if the estimated cost of repair or replacement exceeds $5,000.00. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. Whether or not Lender's security is impaired, Lender may, at Lender's election, receive and retain the proceeds of any insurance and apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property. If Lender elects to apply the proceeds to restoration and repair, Grantor shall repair or replace the damaged or destroyed Improvements in a manner satisfactory to Lender. Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration if Grantor is not in default under this Deed of Trust. Any proceeds which have not been disbursed within 180 days after their receipt and which Lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness. If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Grantor as Grantor's interests may appear.

Grantor's Report on Insurance. Upon request of Lender, however not more than once a year, Grantor shall furnish to Lender a report on each existing policy of insurance showing: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured, the then current replacement value of such property, and the manner of determining that value; and (5) the expiration date of the policy. Grantor shall, upon request of Lender, have an independent appraiser satisfactory to Lender determine the cash value replacement cost of the Property.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Property or if Grantor fails to comply with any provision of this Deed of Trust or any Related Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Deed of Trust or any Related Documents, Lender on Grantor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Property and paying all costs for insuring, maintaining and preserving the Property. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity. The Deed of Trust also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

WARRANTY; DEFENSE OF TITLE. The following provisions relating to ownership of the Property are a part of this Deed of Trust:

Title. Grantor warrants that: (a) Grantor holds good and marketable title of record to the Property in fee simple, free and clear of all liens and encumbrances other than those set forth in the Real Property description or in any title insurance policy, title report, or final title opinion issued in favor of, and accepted by, Lender in connection with this Deed of Trust, and (b) Grantor has the full right, power, and authority to execute and deliver this Deed of Trust to Lender.

Defense of Title. Subject to the exception in the paragraph above, Grantor warrants and will forever defend the title to the Property against the lawful claims of all persons. In the event any action or proceeding is commenced that questions Grantor's title or the interest of Trustee or Lender under this Deed of Trust, Grantor shall defend the action at Grantor's expense. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender's own choice, and Grantor will deliver, or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation.

Compliance With Laws. Grantor warrants that the Property and Grantor's use of the Property complies with all existing applicable laws, ordinances, and regulations of governmental authorities.

Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Deed of Trust shall survive the execution and delivery of this Deed of Trust, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full.

CONDEMNATION. The following provisions relating to condemnation proceedings are a part of this Deed of Trust:

Proceedings. If any proceeding in condemnation is filed, Grantor shall promptly notify Lender in writing, and Grantor shall promptly take such steps as may be necessary to defend the action and obtain the award. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice, and Grantor will deliver or cause to be delivered to Lender such instruments and documentation as may be requested by Lender from time to time to permit such participation.

Application of Net Proceeds. If all or any part of the Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, Lender may at its election require that all or any portion of the net proceeds of the award be applied to the Indebtedness or the repair or restoration of the Property. The net proceeds of the award shall mean the award after payment of all reasonable costs, expenses, and attorneys' fees incurred by Trustee or Lender in connection with the condemnation.

IMPOSITION OF TAXES, FEES AND CHARGES BY GOVERNMENTAL AUTHORITIES. The following provisions relating to governmental taxes, fees and charges are a part of this Deed of Trust:

Current Taxes, Fees and Charges. Upon request by Lender, Grantor shall execute such documents in addition to this Deed of Trust and take whatever other action is requested by Lender to perfect and continue Lender's lien on the Real Property. Grantor shall reimburse Lender for all taxes, as described below, together with all expenses incurred in recording, perfecting or continuing this Deed of Trust, including without limitation all taxes, fees, documentary stamps, and other charges for recording or registering this Deed of Trust.

Taxes. The following shall constitute taxes to which this section applies: (1) a specific tax upon this type of Deed of Trust or upon all or any part of the Indebtedness secured by this Deed of Trust; (2) a specific tax on Borrower which Borrower is authorized or required to deduct from payments on the Indebtedness secured by this type of Deed of Trust; (3) a tax on this type of Deed of Trust chargeable against the Lender or the holder of the Note; and (4) a specific tax on all or any portion of the Indebtedness or on payments of principal and interest made by Borrower.

Subsequent Taxes. If any tax to which this section applies is enacted subsequent to the date of this Deed of Trust, this event shall have the same effect as an Event of Default, and Lender may exercise any or all of its available remedies for an Event of Default as provided below unless Grantor either (1) pays the tax before it becomes delinquent, or (2) contests the tax as provided above in the Taxes and Liens section and deposits with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender.

SECURITY AGREEMENT; FINANCING STATEMENTS. The following provisions relating to this Deed of Trust as a security agreement are a part of this Deed of Trust:

Security Agreement. This instrument shall constitute a Security Agreement to the extent any of the Property constitutes fixtures, and Lender shall have all of the rights of a secured party under the Uniform Commercial Code as amended from time to time.

Security Interest. Upon request by Lender, Grantor shall take whatever action is requested by Lender to perfect and continue Lender's security interest in the Rents and Personal Property. In addition to recording this Deed of Trust in the real property records, Lender may, at any time and without further authorization from Grantor, file executed counterparts, copies or reproductions of this Deed of Trust as a financing statement. Grantor shall reimburse Lender for all expenses incurred in perfecting or continuing this security interest. Upon default, Grantor shall not remove, sever or detach the Personal Property from the Property. Upon default, Grantor shall assemble any Personal Property not affixed to the Property in a manner and at a place reasonably convenient to Grantor and Lender and make it available to Lender within three (3) days after receipt of written demand from Lender to the extent permitted by applicable law.

Addresses. The mailing addresses of Grantor (debtor) and Lender (secured party) from which information concerning the security interest granted by this Deed of Trust may be obtained (each as required by the Uniform Commercial Code) are as stated on the first page of this Deed of Trust.

FURTHER ASSURANCES; ATTORNEY-IN-FACT. The following provisions relating to further assurances and attorney-in-fact are a part of this Deed of Trust:

Further Assurances. At any time, and from time to time, upon request of Lender, Grantor will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender's designee, and when requested by Lender, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve (1) Borrower's and Grantor's obligations under the Note, this Deed of Trust, and the Related Documents, and (2) the liens and security interests created by this Deed of Trust as first and prior liens on the Property, whether now owned or hereafter acquired by Grantor. Unless prohibited by law or Lender agrees to the contrary in writing, Grantor shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this paragraph.

Attorney-in-Fact. If Grantor fails to do any of the things referred to in the preceding paragraph, Lender may do so for and in the name of Grantor and at Grantor's expense. For such purposes, Grantor hereby irrevocably appoints Lender as Grantor's attorney-in-fact for the purpose of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Lender's sole opinion, to accomplish the matters referred to in the preceding paragraph.

TENANCY OF GRANTOR. By the execution and delivery of this Deed of Trust, Grantor does hereby become a tenant of the Trustee, and Trustee hereby lets to Grantor the Property until the Indebtedness is fully paid or until a sale under the provisions of the paragraph of this Deed of Trust entitled "Foreclosure," at a rental of one cent per month, payable monthly on demand. Grantor agrees to surrender peaceable possession of the Property and every part of the Property sold or conveyed by the Trustee under the terms of this Deed of Trust to the purchaser at such sale upon the day of such sale, without notice or demand.

REINSTATEMENT OF SECURITY INTEREST. If payment is made by Borrower, whether voluntarily or otherwise, or by guarantor or by any third party, on the Indebtedness and thereafter Lender is forced to remit the amount of that payment (A) to Borrower's trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, (B) by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of Lender's property, or (C) by reason of any settlement or compromise of any claim made by Lender with any claimant (including without limitation Borrower), the Indebtedness shall be considered unpaid for the purpose of enforcement of this Deed of Trust and this Deed of Trust shall continue to be effective or shall be reinstated, as the case may be, notwithstanding any cancellation of this Deed of Trust or of any note or other instrument or agreement evidencing the Indebtedness and the Property will continue to secure the amount repaid or recovered to the same extent as if that amount never had been originally received by Lender, and Grantor shall be bound by any judgment, decree, order, settlement or compromise relating to the Indebtedness or to this Deed of Trust.

EVENTS OF DEFAULT. Each of the following, at Lender's option, shall constitute an Event of Default under this Deed of Trust:

Payment Default. Borrower fails to make any payment when due under the Indebtedness.

Other Defaults. Borrower or Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Deed of Trust or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower or Grantor.

Compliance Default. Failure to comply with any other term, obligation, covenant or condition contained in this Deed of Trust, the Note or in any of the Related Documents.

Default on Other Payments. Failure of Grantor within the time required by this Deed of Trust to make any payment for taxes or insurance, or any other payment necessary to prevent filing of or to effect discharge of any lien.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or Grantor or on Borrower's or Grantor's behalf under this Deed of Trust or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Termination of Future Advances. Grantor's exercise of Grantor's rights under Mo. Rev. Stat. Section 443.055 (or any successor provision to such statute) to terminate the operation of this Deed of Trust as security for future advances on future obligations.

Defective Collateralization. This Deed of Trust or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Insolvency. The dissolution or termination of Borrower's or Grantor's existence as a going business, the insolvency of Borrower or Grantor, the appointment of a receiver for any part of Borrower's or Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower or Grantor.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or Grantor or by any governmental agency against any property securing the Indebtedness. This includes a garnishment of any of Borrower's or Grantor's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower or Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower or Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Breach of Other Agreement. Any breach by Borrower or Grantor under the terms of any other agreement between Borrower or Grantor and Lender that is not remedied within any grace period provided therein, including without limitation any agreement concerning any indebtedness or other obligation of Borrower or Grantor to Lender, whether existing now or later.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Adverse Change. A material adverse change occurs in Borrower's or Grantor's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender in good faith believes itself insecure.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Deed of Trust, at any time thereafter, Trustee or Lender may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness. Lender shall have the right at its option without notice to Borrower or Grantor to declare the entire Indebtedness immediately due and payable, including any prepayment penalty which Borrower would be required to pay.

Foreclosure. Lender shall have the right to direct the Trustee to proceed to sell the Property at public vendue or out-cry to the highest bidder for cash, (as to any part of the Property situated in the City of St. Louis) at the Court House located in the Civil Courts Building, 10 North Tucker Blvd., in the City of St. Louis; and/or (as to any part of the Property situated in the County of St. Louis) at the First Floor, Plaza Level, North Door of the St. Louis County Government Center Courts Building, 7900 Carondelet Avenue, in Clayton, in the County of St. Louis, State of Missouri, first giving all notices required by Missouri law, then in effect, with respect to exercising powers of sale under the deed of trust. Upon such sale, the Trustee shall execute and deliver a deed or deeds of conveyance of the Property sold to the purchasers thereof, and any statement or recital of fact in any such deed shall be prima facie evidence of the truth of such statement or recital. The Trustee shall receive the proceeds of any such sale, out of which the Trustee shall pay, first the costs and expenses of executing this trust, including compensation to the Trustee and to any attorneys employed by the Trustee, for their services, and the cost of procuring evidence of title; second, to Lender, for all moneys paid for insurance, taxes, lien claims, and other charges, together with interest thereon as provided in this Deed of Trust; third, to Lender, all remaining Indebtedness, including the Note; fourth, the remainder, if any, to the holders of any lien on the Property junior to the lien of this Deed of Trust and to the Grantor, as their interests may appear. In the event the net proceeds of such sale or sales shall not be sufficient to pay in full the Indebtedness secured by this Deed of Trust, unless prohibited by law, Borrower hereby promises and agrees to pay any deficiency thereon on demand, with interest.

UCC Remedies. With respect to all or any part of the Personal Property, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

Collect Rents. Lender shall have the right, without notice to Borrower or Grantor to take possession of and manage the Property and collect the Rents, including amounts past due and unpaid, and apply the net proceeds, over and above Lender's costs, against the Indebtedness. In furtherance of this right, Lender may require any tenant or other user of the Property to make payments of rent or use fees directly to Lender. If the Rents are collected by Lender, then Grantor irrevocably designates Lender as Grantor's attorney-in-fact to endorse instruments received in payment thereof in the name of Grantor and to negotiate the same and collect the proceeds. Payments by tenants or other users to Lender in response to Lender's demand shall satisfy the obligations for which the payments are made, whether or not any proper grounds for the demand existed. Lender may exercise its rights under this subparagraph either in person, by agent, or through a receiver.

Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, and to collect the Rents from the Property and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

Other Remedies. Trustee or Lender shall have any other right or remedy provided in this Deed of Trust or the Note or available at law or in equity.

Election of Remedies. Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Deed of Trust, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Deed of Trust, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.

Cumulative Remedies. All of Lender's rights and remedies, whether evidenced by this Deed of Trust, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Deed of Trust, after Grantor's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies.

Notice of Sale. Lender shall give Grantor reasonable notice of the time and place of any public sale of the Personal Property or of the time after which any private sale or other intended disposition of the Personal Property is to be made. Reasonable notice shall mean notice given at least ten (10) days before the time of the sale or disposition. Any sale of the Personal Property may be made in conjunction with any sale of the Real Property.

Sale of the Property. To the extent permitted by applicable law, Borrower and Grantor hereby waives any and all rights to have the Property marshalled. In exercising its rights and remedies, the Trustee or Lender shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales. Lender shall be entitled to bid at any public sale on all or any portion of the Property.

Attorneys' Fees; Expenses. If Lender institutes any suit or action to enforce any of the terms of this Deed of Trust, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys' fees at trial and upon any appeal. Whether or not any court action is involved, and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender's opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors' reports, and appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law. Grantor also will pay any court costs, in addition to all other sums provided by law.

Rights of Trustee. Trustee shall have all of the rights and duties of Lender as set forth in this section.

POWERS AND OBLIGATIONS OF TRUSTEE. The following provisions relating to the powers and obligations of Trustee are part of this Deed of Trust:

Powers of Trustee. In addition to all powers of Trustee arising as a matter of law, Trustee shall have the power to take the following actions with respect to the Property to the extent necessary to give clear title and upon the written request of Lender and Grantor: (a) join in preparing and filing a map or plat of the Real Property, including the dedication of streets or other rights to the public; (b) join in granting any easement or creating any restriction on the Real Property; and (c) join in any subordination or other agreement affecting this Deed of Trust or the interest of Lender under this Deed of Trust.

Obligations to Notify. Trustee shall not be obligated to notify any other party of a pending sale under any other trust deed or lien, or of any action or proceeding in which Grantor, Lender, or Trustee shall be a party, unless the action or proceeding is brought by Trustee.

Trustee. Trustee shall meet all qualifications required for Trustee under applicable law. In addition to the rights and remedies set forth above, with respect to all or any part of the Property, the Trustee shall have the right to foreclose by notice and sale, and Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law.

Successor Trustee. Lender, at Lender's option, may from time to time appoint a successor Trustee to any Trustee appointed under this Deed of Trust by an instrument executed and acknowledged by Lender and recorded in the office of the recorder of St. Louis County, State of Missouri. The instrument shall contain, in addition to all other matters required by state law, the names of the original Lender, Trustee, and Grantor, the book and page where this Deed of Trust is recorded, and the name and address of the successor trustee, and the instrument shall be executed and acknowledged by Lender or its successors in interest. The successor trustee, without conveyance of the Property, shall succeed to all the title, power, and duties conferred upon the Trustee in this Deed of Trust and by applicable law.

NOTICES. Any notice required to be given under this Deed of Trust, including without limitation any notice of default and any notice of sale shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Deed of Trust. All copies of notices of foreclosure from the holder of any lien which has priority over this Deed of Trust shall be sent to Lender's address, as shown near the beginning of this Deed of Trust. Any party may change its address for notices under this Deed of Trust by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

CHOICE OF VENUE. Borrower agrees that the sole jurisdiction of any lawsuit arising hereunder shall be the state or federal courts having jurisdiction over any county in which the Lender has an office.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Deed of Trust:

Amendments. This Deed of Trust, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Deed of Trust. No alteration of or amendment to this Deed of Trust shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Annual Reports. If the Property is used for purposes other than Grantor's residence, Grantor shall furnish to Lender, upon request, a certified statement of net operating income received from the Property during Grantor's previous fiscal year in such form and detail as Lender shall require. "Net operating income" shall mean all cash receipts from the Property less all cash expenditures made in connection with the operation of the Property.

Caption Headings. Caption headings in this Deed of Trust are for convenience purposes only and are not to be used to interpret or define the provisions of this Deed of Trust.

Merger. There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

Governing Law. This Deed of Trust will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Missouri without regard to its conflicts of law provisions. This Deed of Trust has been accepted by Lender in the State of Missouri.

Joint and Several Liability. All obligations of Borrower and Grantor under this Deed of Trust shall be joint and several, and all references to Grantor shall mean each and every Grantor, and all references to Borrower shall mean each and every Borrower. This means that each Grantor signing below is responsible for all obligations in this Deed of Trust. Where any one or more of the parties is a corporation, partnership, limited liability company or similar entity, it is not necessary for Lender to inquire into the powers of any of the officers, directors, partners, members, or other agents acting or purporting to act on the entity's behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Deed of Trust.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Deed of Trust unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Deed of Trust shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Deed of Trust. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Deed of Trust, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Severability. If a court of competent jurisdiction finds any provision of this Deed of Trust to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Deed of Trust. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Deed of Trust shall not affect the legality, validity or enforceability of any other provision of this Deed of Trust.

Successors and Assigns. Subject to any limitations stated in this Deed of Trust on transfer of Grantor's interest, this Deed of Trust shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Property becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Deed of Trust and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Deed of Trust or liability under the Indebtedness.

Time is of the Essence. Time is of the essence in the performance of this Deed of Trust.

Waiver of Homestead Exemption. Grantor hereby releases and waives all rights and benefits of the homestead exemption laws of the State of Missouri as to all Indebtedness secured by this Deed of Trust.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Deed of Trust. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Deed of Trust shall have the meanings attributed to such terms in the Uniform Commercial Code:

Beneficiary. The word "Beneficiary" means Enterprise Bank & Trust, and its successors and assigns.

Borrower. The word "Borrower" means RELIV' INTERNATIONAL, INC.; RELIV', INC.; RELIV' WORLD CORPORATION; and SL Technology, Inc. and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Deed of Trust. The words "Deed of Trust" mean this Deed of Trust among Grantor, Lender, and Trustee, and includes without limitation all assignment and security interest provisions relating to the Personal Property and Rents.

Default. The word "Default" means the Default set forth in this Deed of Trust in the section titled "Default".

Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words "Event of Default" mean any of the events of default set forth in this Deed of Trust in the events of default section of this Deed of Trust.

Grantor. The word "Grantor" means RELIV' INTERNATIONAL, INC..

Guaranty. The word "Guaranty" means the guaranty from guarantor, endorser, surety, or accommodation party to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Improvements. The word "Improvements" means all existing and future improvements, buildings, structures, mobile homes affixed on the Real Property, facilities, additions, replacements and other construction on the Real Property.

Indebtedness. The word "Indebtedness" means all principal, interest, and other amounts, costs and expenses payable under the Note or Related Documents, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or Related Documents and any amounts expended or advanced by Lender to discharge Grantor's obligations or expenses incurred by Trustee or Lender to enforce Grantor's obligations under this Deed of Trust, together with interest on such amounts as provided in this Deed of Trust. Specifically, without limitation, Indebtedness includes the future advances set forth in the Future Advances provision, together with all interest thereon and all amounts that may be indirectly secured by the Cross-Collateralization provision of this Deed of Trust.

Lender. The word "Lender" means Enterprise Bank & Trust, its successors and assigns.

Note. The word "Note" means the promissory note dated September 30, 2015, in the original principal amount of $3,249,500.74 from Borrower to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note or agreement. NOTICE TO GRANTOR: THE NOTE CONTAINS A VARIABLE INTEREST RATE.

Personal Property. The words "Personal Property" mean all equipment, fixtures, and other articles of personal property now or hereafter owned by Grantor, and now or hereafter attached or affixed to the Real Property; together with all accessions, parts, and additions to, all replacements of, and all substitutions for, any of such property; and together with all proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

Property. The word "Property" means collectively the Real Property and the Personal Property.

Real Property. The words "Real Property" mean the real property, interests and rights, as further described in this Deed of Trust.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Rents. The word "Rents" means all present and future rents, revenues, income, issues, royalties, profits, and other benefits derived from the Property.

Trustee. The word "Trustee" means Charford, Inc., whose address is 150 North Meramec, Clayton, MO 63105 and any substitute or successor trustees.

WAIVE JURY. All parties to this Deed of Trust hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS DEED OF TRUST, AND GRANTOR AGREES TO ITS TERMS.

GRANTOR:

RELIV' INTERNATIONAL, INC.

By:	/s/ Ryan A. Montgomery
Ryan A. Montgomery, President of RELIV' INTERNATIONAL, INC.

By:	/s/ Steven D. Albright
Steven D. Albright, Chief Financal Officer of RELIV' INTERNATIONAL, INC.

CORPORATE ACKNOWLEDGMENT

STATE OF ___________________________________	)
) SS
________________________ OF ___________________________________	)

On this _____________________ day of ____________________________, 20 _______, before me appeared Ryan A. Montgomery and Steven D. Albright, to me personally known, who, being by me duly sworn, did say that they are President of RELIV' INTERNATIONAL, INC. and Chief Financal Officer of RELIV' INTERNATIONAL, INC., respectively, and that on behalf of said corporation, by authority of its board of directors, said Ryan A. Montgomery and Steven D. Albright acknowledged said Deed of Trust to be the free act and deed of said corporation and that said corporation has no corporate seal.

Notary PublicSEAL]

My Commission expires:

1.	TITLE OF DOCUMENT:	Deed of Trust

2.	DATE OF DOCUMENT:	September 30, 2015

3.	GRANTOR(S):	RELIV' INTERNATIONAL, INC.

4.	GRANTEE(S):	Enterprise Bank & Trust

5.	STATUTORY MAILING ADDRESS(ES):

GRANTOR'S ADDRESS:
136 Chesterfield Industrial Boulevard, Chesterfield, MO 63005

GRANTEE'S ADDRESS:
St. Peters, 300 St. Peters Centre Boulevard, St. Peters, MO 63376

RECORDATION REQUESTED BY:
Enterprise Bank & Trust, St. Peters, 300 St. Peters Centre Boulevard, St. Peters, MO 63376

WHEN RECORDED MAIL TO:
Enterprise Bank & Trust, 1281 North Warson Road, St. Louis, MO 63132

6.	LEGAL DESCRIPTION:

Legal description of the property is set out on page 1.

7.	REFERENCE BOOK AND PAGE(S):